UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report: February 12, 2009

(Date of earliest event reported)

BigBand Networks, Inc.

(Exact Name of Registrant as specified in Charter)

Delaware	Commission File No.:	04-3444278
(State or other Jurisdiction of incorporation)	001-33355	(I.R.S. Employer Identification No.)

475 Broadway Street

Redwood City, California 94063

(Address of Principal Executive Offices, including zip code)

(650) 995-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

The information provided pursuant to Item 2.02 in this report on Form 8-K is being furnished as contemplated by General Instruction B(2) to Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.

On February 12, 2009, we announced the results of our operations for the three months and year ended December 31, 2008. The complete release is attached to this report as Exhibit 99.1

Item 2.05.	Costs Associated with Exit or Disposal Activities.

On February 9, 2009, the Audit Committee of the Board of Directors authorized a restructuring plan in accordance with Financial Accounting Standards No. 146 Accounting for Costs Associated with Exit or Disposal Activities (SFAS No. 146) pursuant to which 46 employees were terminated. A total of approximately $1.25 million in charges is expected to be incurred in connection with this restructuring plan, including charges of approximately $1.0 million for severance costs and approximately $0.25 million in additional facility costs that are expected to be recorded in the Company’s results for the three months ended March 31, 2009.

On February 12, 2009, the Company issued a press release including the announcement of the restructuring plan. The complete release is attached to this report as Exhibit 99.1 and only the information included in Item 2.05 hereof is incorporated herein by reference; all other information shall be deemed furnished as discussed in Item 2.02 above.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release dated February 12, 2009 of BigBand Networks, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIGBAND NETWORKS, INC.

Date: February 12, 2009	By:	/s/ Maurice L. Castonguay
Maurice L. Castonguay
Senior Vice President & Chief Financial Officer
(Principal Accounting and Financial Officer)

EXHIBITS

99.1	Press Release dated February 12, 2009 of BigBand Networks, Inc.